Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies in his capacity as an officer of Santa Lucia Bancorp (the “Company”) that the Annual Report of the Company on Form 10-KSB/A for the period ended December 31, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: July 22, 2008	/s/ Larry H. Putnam
Larry H. Putnam
President and Chief Executive Officer

Date: July 22, 2008	/s/ John C. Hansen
John C. Hansen
Executive Vice President and Chief Financial Officer